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                                                                    Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in this Amendment No. 3 to the Registration Statement of ENERSIS S.A. on Form F-4 and to the incorporation by reference therein of our report dated February 7, 2003, with respect to the financial statements of EMPRESA DISTRIBUIDORA SUR S.A. (EDESUR S.A.) for the year ended December 31, 2002, included in the ENERSIS S.A. Annual Report on Form 20-F for 2003, filed with the Securities and Exchange Commission.

Buenos Aires, Argentina
July 28, 2004

                                     PISTRELLI, HENRY MARTIN Y ASOCIADOS SRL
                                       (Member Firm of Ernst & Young Global)

                                              /s/ Enrique Grotz
                                                  Enrique Grotz
                                                     Partner